SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    Form 8-K



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): November 29, 1995



                                  HARDINGE INC.
               --------------------------------------------------
               (Exact name of registrant as specified in charter)



           New York                      0-15760                16-0470200
-----------------------------       ----------------        -------------------
(State or other jurisdiction        (Commission File          (IRS Employer
       of incorporation)                 Number)            Identification No.)





                     One Hardinge Drive, Elmira, N.Y. 14902
                --------------------------------------------------
                (Address of principal executive offices (Zip Code)




       Registrant's telephone number, including area code: (607) 734-2281



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Item 2.  Acquisitions of Assets

          On November 29, 1995, Hardinge Inc. ("Hardinge") acquired all of the issued and outstanding shares of capital stock ("Kellenberger Stock") of
     L. Kellenberger & Co., AG, a corporation organized and existing under the laws of Switzerland ("Kellenberger"), and all of the issued and outstanding shares of capital stock ("Kellenberger Inc. Stock") of Kellenberger Incorporated, a New York corporation ("Kellenberger Inc."). The acquisition of the Kellenberger Stock and the Kellenberger Inc. Stock as well as the consummation of the transactions related thereto, are sometimes referred to herein as the "Acquisition". The Acquisition was consummated in accordance with the terms of a Stock Purchase Agreement, dated as of November 16, 1995 (the "Stock Purchase Agreement"), by and among Hardinge, Kellenberger and each of Leon Kellenberger, Ernst Albert Weber, Leonhard Kellenberger and Ralph Kellenberger, Christina Kellenberger, Gerda Kellenberger and Jurg Kellenberger (collectively referred to herein as the "Selling Shareholders").

          The total consideration paid by Hardinge to the Selling Shareholders in respect of the Kellenberger Stock was S.fr. 21,000,000, including S.fr. 2,000,000 paid into an escrow account to secure for the benefit of Hardinge, for a period of 18 months from the closing date, certain indemnification obligations of the Selling Shareholders provided for in the Stock Purchase Agreement. The total consideration paid by Hardinge for the Kellenberger Inc. Stock was $1.00. The purchase prices paid by Hardinge for the Kellenberger Stock and the Kellenberger Inc. Stock


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     were determined on the basis of arm's length negotiations between the parties. As of the date of the Acquisition, Kellenberger and Kellenberger Inc. became wholly-owned subsidiaries of Hardinge.

          In connection with the Acquisition, Kellenberger entered into a revised employment agreement with Jurg Kellenberger, who prior to the Acquisition was the Managing Director of Kellenberger. Also in connection with the Acquisition, Kellenberger Inc. entered into a revised employment agreement with Kenneth Leach, who will continue as President of Kellenberger Inc.

          To finance the Acquisition, Hardinge borrowed S.fr. 20,900,000 under its Credit Agreement, dated August 1, 1994, with The Chase Manhattan Bank (National Association), National Westminster Bank, USA, and Chemical Bank.

          The Stock Purchase Agreement and certain of the exhibits thereto is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference. The brief summaries of the material provisions of the Stock Purchase Agreement set forth above are qualified in their entirety by reference to the Stock Purchase Agreement filed as an exhibit hereto.

          Kellenberger is principally involved in the design, manufacture and sale of high precision grinding machines. Kellenberger Inc. is principally a sales subsidiary for sale of Kellenberger products into the U.S. and Canada. The press release issued by Hardinge Inc. in respect of the Acquisition is filed as an exhibit hereto.


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                                      -4-

Item 7.  Financial Statements and Exhibits

Financial Statements

     It is impracticable to provide the required financial statements and pro forma financial statements for the acquired business at the time this report is filed. The financial statements and pro forma financial statements will be filed with an amendment to this Current Report on Form 8-K as soon as practicable, but no later than February 12, 1996.

Exhibits:

     Exhibit 2 Stock Purchase Agreement, made as of November 16, 1995, by and among Leon Kellenberger, Ernst Albert Weber, Leonhard Kellenberger, Ralph Kellenberger, Christina Kellenberger, Gerda Kellenberger, Jurg Kellenberger,
                    L. Kellenberger & Co. AG, and Hardinge Inc., including Exhibits 1.2, 2 and 3 thereto.

     Exhibit 99.1   Press Release dated November 29, 1995



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                                   SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.


                                   HARDINGE INC.
                                   (Registrant)




                                   By:  /s/ Malcolm L. Gibson
                                   --------------------------------------------
                                        Malcolm L. Gibson
                                        Senior Vice President, Chief Financial
                                        Officer and Assistant Secretary
                                        (Principal Financial Officer)


Dated: December 11, 1995



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                                  -6-

                               Index to Exhibits



Exhibits:

Exhibit 2 Stock Purchase Agreement, made as of November 16, 1995, by and among Leon Kellenberger, Ernst Albert Weber, Leonhard Kellenberger, Ralph Kellenberger, Christina Kellenberger, Gerda Kellenberger, Jurg Kellenberger, L. Kellenberger & Co. AG, and Hardinge Inc., including Exhibits 1.2, 2 and 3 thereto.

Exhibit 99.1      Press release dated November 29, 1995